Exhibit 99.1

Clayton Williams Energy Announces Second Quarter 2012 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--July 26, 2012--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ:CWEI) today reported its financial results for the second quarter of 2012.

Financial Results for the Second Quarter of 2012

Net income attributable to Company stockholders for the second quarter of 2012 (“2Q12”) was $32.8 million, or $2.70 per share, as compared to net income of $42.7 million, or $3.51 per share, for the second quarter of 2011 (“2Q11”). Cash flow from operations for 2Q12 was $44.9 million as compared to $86.4 million for 2Q11.

For the six-months ended June 30, 2012, net income attributable to Company stockholders was $40.6 million, or $3.34 per share, as compared to net income of $34.8 million, or $2.86 per share, for the same period in 2011. Cash flow from operations for the six-month period in 2012 was $97.3 million as compared to $119.7 million during the same period in 2011.

The key factors affecting the comparability of financial results for 2Q12 versus 2Q11 were:

  Oil and gas sales decreased $6.4 million in 2Q12 versus 2Q11. Price variances accounted for a $17.8 million decrease, and production variances accounted for an $8.9 million increase. Average realized oil prices were $88.06 per barrel in 2Q12 versus $100.07 per barrel in 2Q11, and average realized gas prices were $3.25 per Mcf in 2Q12 versus $5.56 per Mcf in 2Q11. In addition, oil and gas sales in 2Q12 includes $2.5 million of amortized deferred revenue attributable to a volumetric production payment (“VPP”) granted effective March 1, 2012 in connection with the mergers of 24 Southwest Royalties, Inc. limited partnerships. Reported production and related average realized sales prices exclude volumes associated with the VPP.
  Oil and gas production per barrel of oil equivalent (“BOE”) increased 6% in 2Q12 as compared to 2Q11, with oil production increasing 9% and gas production declining 6%. Oil production increased to 967,000 barrels, or 10,626 barrels per day, as compared to 886,000 barrels, or 9,736 barrels per day, while gas production declined to 2.1 Bcf, or 23,418 Mcf per day as compared to 2.3 Bcf or 24,846 Mcf per day for 2Q11. Oil and natural gas liquids comprised 75% of the Company’s BOE production in 2Q12.
  Production costs increased 24% from $26.1 million in 2Q11 to $32.3 million in 2Q12 due to a combination of more producing wells and rising costs of field services, including salt water disposal costs.
  Gain on derivatives for 2Q12 was $38.7 million ($37.8 million non-cash mark-to-market gain and $845,000 realized gain on settled contracts) versus a gain in 2Q11 of $28.2 million ($35.6 million non-cash mark-to-market gain and $7.4 million realized loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Depreciation, depletion and amortization expense increased 37% to $34.6 million in 2Q12 versus $25.3 million in 2Q11 due primarily to a 27% increase in the average depletion rate per BOE of production. Most of the increase related to the Company’s Wolfbone play in Reeves County, Texas.
  General and administrative (“G&A”) expenses were $4.3 million in 2Q12 versus $3 million in 2Q11. Non-cash employee compensation expense from incentive compensation plans accounted for a $1.9 million credit to expense in 2Q12 versus a $2.4 million credit to expense in 2Q11. Cash G&A expenses, excluding non-cash employee compensation expense, increased to $6.2 million in 2Q12 from $5.5 million in 2Q11 due primarily to higher personnel costs.
  Non-cash impairments of property and equipment were $5.7 million in 2Q12 versus $4.4 million in 2Q11. The 2Q12 impairments resulted primarily from declines in commodity prices and related to non-core oil and gas properties in the Permian Basin.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, July 26th at 1:30 p.m. CT (2:30 p.m. ET). The dial-in conference number is: 877-847-5945, passcode 10386480. The replay will be available for one week at 855-859-2056, passcode 10386480.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES
Oil and gas sales	$99,448	$105,804	$206,478	$200,736
Natural gas services	284	365	634	774
Drilling rig services	4,578	2,425	6,130	2,685
Gain on sales of assets	300	949	437	14,521
Total revenues	104,610	109,543	213,679	218,716

COSTS AND EXPENSES
Production	32,318	26,133	61,373	50,953
Exploration:
Abandonments and impairments	646	174	1,986	1,051
Seismic and other	723	2,167	2,735	3,445
Natural gas services	190	285	448	548
Drilling rig services	4,399	1,919	6,829	2,705
Depreciation, depletion and amortization	34,593	25,342	65,825	49,086
Impairment of property and equipment	5,711	4,424	5,711	4,424
Accretion of asset retirement obligations	860	697	1,559	1,371
General and administrative	4,288	3,037	19,303	15,536
Loss on sales of assets and impairment of inventory	45	107	278	303
Total costs and expenses	83,773	64,285	166,047	129,422
Operating income	20,837	45,258	47,632	89,294

OTHER INCOME (EXPENSE)

Interest expense	(9,268)	(9,175)	(18,031)	(15,587)
Loss on early extinguishment of long-term debt	-	-	-	(4,594)
Gain (loss) on derivatives	38,666	28,187	31,757	(18,158)
Other	398	1,900	1,298	2,987

Total other income (expense)	29,796	20,912	15,024	(35,352)

Income before income taxes	50,633	66,170	62,656	53,942

Income tax expense	(17,811)	(23,502)	(22,055)	(19,149)

NET INCOME	$32,822	$42,668	$40,601	$34,793

Net income per common share:
Basic	$2.70	$3.51	$3.34	$2.86
Diluted	$2.70	$3.51	$3.34	$2.86

Weighted average common shares outstanding:
Basic	12,164	12,162	12,164	12,159
Diluted	12,164	12,163	12,164	12,159

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	June 30,	December 31,
	2012	2011
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$12,544	$17,525
Accounts receivable:
Oil and gas sales	34,865	41,282
Joint interest and other, net	16,450	14,517
Affiliates	216	990
Inventory	47,715	44,868
Deferred income taxes	7,424	8,948
Fair value of derivatives	13,190	-
Prepaids and other	4,619	14,813
	137,023	142,943
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,397,757	2,103,085
Natural gas gathering and processing systems	38,930	26,040
Contract drilling equipment	85,547	75,956
Other	21,005	19,134
	2,543,239	2,224,215
Less accumulated depreciation, depletion and amortization	(1,232,529)	(1,156,664)
Property and equipment, net	1,310,710	1,067,551

OTHER ASSETS
Debt issue costs, net	11,137	11,644
Fair value of derivatives	16,012	-
Investments and other	15,303	4,133
	42,452	15,777

	$1,490,185	$1,226,271

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$86,202	$98,645
Oil and gas sales	33,445	37,409
Affiliates	143	1,501
Fair value of derivatives	-	5,633
Accrued liabilities and other	13,222	13,042
	133,012	156,230

NON-CURRENT LIABILITIES
Long-term debt	699,560	529,535
Deferred income taxes	154,741	134,209
Fair value of derivatives	-	494
Asset retirement obligations	50,920	40,794
Deferred revenue from volumetric production payment	41,498	-
Accrued compensation under non-equity award plans	25,504	20,757
Other	848	751
	973,071	726,540

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,515	152,515
Retained earnings	230,371	189,770
Total stockholders' equity	384,102	343,501

	$1,490,185	$1,226,271

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$32,822	$42,668	$40,601	$34,793
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation, depletion and amortization	34,593	25,342	65,825	49,086
Impairment of property and equipment	5,711	4,424	5,711	4,424
Exploration costs	646	174	1,986	1,051
(Gain) loss on sales of assets and impairment of inventory, net	(255)	(842)	(159)	(14,218)
Deferred income tax expense	17,811	23,502	22,055	19,149
Non-cash employee compensation	(1,863)	(2,438)	4,394	4,963
Unrealized (gain) loss on derivatives	(37,821)	(35,558)	(35,328)	9,069
Accretion of asset retirement obligations	860	697	1,559	1,371
Amortization of debt issue costs and original issue discount	531	562	1,039	1,130
Loss on early extinguishment of long-term debt	-	-	-	4,594
Amortization of deferred revenue from volumetric production payment	(2,519)	-	(3,383)	-

Changes in operating working capital:
Accounts receivable	8,019	7,788	5,257	2,067
Accounts payable	(6,055)	12,928	(12,827)	974
Other	(7,547)	7,186	536	1,271
Net cash provided by operating activities	44,933	86,433	97,266	119,724

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(148,325)	(97,288)	(313,170)	(180,281)
Proceeds from volumetric production payment	-	-	44,423	-
Proceeds from sales of assets	650	1,103	651	12,105
Change in equipment inventory	8,189	(5,733)	(4,137)	4,783
Other	54	10	(14)	(110)
Net cash used in investing activities	(139,432)	(101,908)	(272,247)	(163,503)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	75,000	48,855	170,000	341,855
Repayments of long-term debt	-	(30,000)	-	(286,165)
Premium on early extinguishment of long-term debt	-	-	-	(2,765)
Proceeds from exercise of stock options	-	187	-	213
Net cash provided by financing activities	75,000	19,042	170,000	53,138

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(19,499)	3,567	(4,981)	9,359

CASH AND CASH EQUIVALENTS
Beginning of period	32,043	14,512	17,525	8,720

End of period	$12,544	$18,079	$12,544	$18,079

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Oil and Gas Production Data:
Oil (MBbls)	967	886	1,896	1,785
Gas (MMcf)	2,131	2,261	4,144	4,374
Natural gas liquids (MBbls)	89	73	189	156
Total (MBOE)	1,411	1,336	2,776	2,670

Average Realized Prices (a) (b):
Oil ($/Bbl)	$88.06	$100.07	$94.26	$94.47
Gas ($/Mcf)	$3.25	$5.56	$3.54	$5.40
Natural gas liquids ($/Bbl)	$44.73	$57.16	$45.33	$52.47

Gain (Loss) on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized gain (loss)	$845	$(11,919)	$(3,571)	$(18,697)
Per unit produced ($/Bbl)	$0.87	$(13.45)	$(1.88)	$(10.47)

Gas:
Net realized gain	$-	$4,548	$-	$9,608
Per unit produced ($/Mcf)	$-	$2.01	$-	$2.20

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Reeves	1,601	11	1,352	5
Other	5,474	5,680	5,587	5,927
Austin Chalk/ Eagle Ford Shale	3,152	3,335	3,074	3,333
Other	399	710	405	597
Total	10,626	9,736	10,418	9,862

Natural Gas (Mcf):
Permian Basin Area:
Reeves	236	25	443	16
Other	13,924	12,176	13,079	13,043
Austin Chalk/ Eagle Ford Shale	2,058	2,177	2,101	2,060
Other	7,200	10,468	7,146	9,047
Total	23,418	24,846	22,769	24,166

Natural Gas Liquids (Bbls):
Permian Basin Area:
Reeves	93	-	46	-
Other	604	519	675	568
Austin Chalk/ Eagle Ford Shale	222	183	245	205
Other	59	100	72	89
Total	978	802	1,038	862

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Oil and Gas Costs ($/BOE Produced):
Production costs	$22.90	$19.56	$22.11	$19.08
Production costs (excluding production taxes)	$19.33	$15.61	$18.33	$15.14
Oil and gas depletion	$23.27	$18.31	$22.53	$17.89

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$6,151	$5,475	$14,909	$10,573
Non-cash employee compensation (c)	(1,863)	(2,438)	4,394	4,963
Total	$4,288	$3,037	$19,303	$15,536

(a)	Oil and gas sales for 2012 include $2.5 million for the three months ended June 30, 2012 and $3.4 million for the six months ended June 30, 2012 of amortized deferred revenue attributable to a volumetric production payment ("VPP") effective March 1, 2012. The calculation of average realized sales prices for 2012 excludes production of 33,590 barrels of oil and 12,476 Mcf of gas for the three months ended June 30, 2012 and 44,967 barrels of oil and 17,175 Mcf of gas for the six months ended June 30, 2012 associated with the VPP.

(b)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2012 or 2011 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2012 and 2011 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Non-cash employee compensation relates to the Company's non-equity award plans.

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, loss on early extinguishment of debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income	$32,822	$42,668	$40,601	$34,793
Interest expense	9,268	9,175	18,031	15,587
Income tax expense	17,811	23,502	22,055	19,149
Exploration:
Abandonments and impairments	646	174	1,986	1,051
Seismic and other	723	2,167	2,735	3,445
Net (gain) loss on sales of assets and impairment of inventory	(255)	(842)	(159)	(14,218)
Loss on early extinguishment of long-term debt	-	-	-	4,594
Depreciation, depletion and amortization	34,593	25,342	65,825	49,086
Impairment of property and equipment	5,711	4,424	5,711	4,424
Accretion of asset retirement obligations	860	697	1,559	1,371
Amortization of deferred revenue from volumetric production payment	(2,519)	-	(3,383)	-
Non-cash employee compensation	(1,863)	(2,438)	4,394	4,963
Non-cash changes in fair value of derivatives	(37,821)	(35,558)	(35,328)	9,069

	$59,976	$69,311	$124,027	$133,314

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2012.

		Oil		Gas
Swaps:		Bbls	Price	MMBtu (a)	Price
	Production Period:
	3rd Quarter 2012	757,000	$90.30	-	$-
	4th Quarter 2012	702,000	$90.40	-	$-
	2013	1,913,000	$97.20	1,480,000	$3.34
	2014	600,000	$99.30	-	$-
		3,972,000		1,480,000

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com
or
Michael L. Pollard, 432-688-3029
Chief Financial Officer